UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 21, 2014
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
____________________________

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
On April 21, 2014, at the request of MCG Capital Corporation, a Delaware corporation (“MCG” or the “Company”), Bank of America, N.A. (“Bank of America”) and MCG entered into an Agreement Terminating Financing Agreement (the “Termination Agreement”) to terminate MCG’s $20.0 million unsecured revolving credit facility with Bank of America, as more fully set forth in that certain Financing Agreement between the parties dated as of November 21, 2012, as amended on August 8, 2013. The unsecured revolving credit facility was scheduled to expire on November 21, 2014.
The foregoing description of the Termination Agreement is not complete and is qualified in its entirety by the full text of the Termination Agreement, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.
Set forth below are certain preliminary estimates of the Company’s financial condition and results of operations for the three months ended March 31, 2014. These estimates are subject to the completion of the Company’s financial closing procedures and are not a comprehensive statement of the Company’s financial results for the three months ended March 31, 2014. The Company advises you that its actual results may differ materially from these estimates as a result of the completion of its financial closing procedures, final adjustments, new information that may become available to the Company about its investment portfolio and other developments arising between now and the time that its financial results for the three months ended March 31, 2014 are finalized. This information is inherently uncertain.
For the three months ended March 31, 2014, the Company expects to generate between $4.1 and 4.3 million of net operating income, $23.0 and $24.0 million of net investment losses and $18.9 and $19.5 million of net losses. Per weighted average share for the quarter, the Company expects to generate between $0.05 and 0.06 per share of net operating income, $0.33 and $0.35 per share of net investment losses and $0.27 and $0.29 per share of net losses.
The Company expects to record between $23.0 and $24.0 million of unrealized depreciation on its loan and equity portfolio, principally from two investments. Based on operational, financial and business challenges facing Education Management, Inc., the Company expects to mark down its investment by approximately $15.2 million. Furthermore, the Company reduced its valuation multiple for RadioPharmacy Investors, LLC and expects to mark down its investment by approximately $6.3 million based on volume, pricing and supply-cost challenges facing the RadioPharmacy’s core business. The investment and valuation committee of the Company’s Board of Directors reviewed and made a determination with respect to the recommended fair value of each of the Company’s portfolio investments. The fair values presented here are on based on such recommendation; however, as of the date of this Current Report on Form 8-K, the Board of Directors has not met to determine the fair value of each of the Company’s portfolio investments or its net asset value per share for the quarter ended March 31, 2014.
For the three months ended March 31, 2014, the Company made approximately $6.6 million in advances to existing portfolio companies and received approximately $26.4 million in gross payments, reductions and sales of securities that includes $23.8 million from the monetization of the Company’s investment in G&L Investment Holdings, LLC. At March 31, 2014, the Company expects to report approximately $113 million of investable cash, $116 million of total cash, $326 million of total investments, $449 million of total assets, $150 million of interest bearing debt, $153 million of total liabilities and $296 million of net asset value.
For the three months ended March 31, 2014, MCG repurchased 2,759,267 shares of its common stock at a weighted average price of $3.84. From January 1, 2014 through April 17, 2014, MCG repurchased and settled 5,845,088 shares of its common stock at a weighted average price of $3.80. For the three months ended March 31, 2014, the Company expects to report weighted-average common shares outstanding of 69.4 million. At March 31, 2014, the Company expects to report common shares outstanding of 67.7 million.
At March 31, 2014, MCG expects its net asset value to be approximately $4.37 per share.
The Company currently expects to file its quarterly report on Form 10-Q on or about April 28, 2014. The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Ernst & Young

LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion or any form of assurance with respect thereto.
The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
Retirement of Chief Executive Officer
On April 21, 2014 (the “Effective Date”), the Company announced that Mr. B. Hagen Saville retired, effective as of the Effective Date, and will no longer serve as Chief Executive Officer of the Company or a member of the Company’s Board of Directors or its committees. Mr. Saville’s resignation is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.
In connection with Mr. Saville’s departure, on the Effective Date Mr. Saville and the Company entered into a letter agreement (the “Letter Agreement”), which sets forth the terms of his separation from the Company in accordance with his pre-existing employment agreement with the Company, including the agreement by the Company to treat Mr. Saville’s resignation as a termination by the Company other than for cause for purposes of such agreement. Consistent with his employment agreement and other plans of the Company, Mr. Saville will receive (i) his accrued and unpaid base salary and unreimbursed business expenses, in each case accrued through the Effective Date and (ii) full and immediate vesting and/or lapsing of forfeiture conditions of 308,250 shares of time-vesting restricted stock. Mr. Saville will also receive a severance amount of $2,100,000, representing an amount equal to two times the sum of his current base salary and his target annual bonus, payable in installments over the 24-month period following the Effective Date. The Company will also pay the employer’s portion of the insurance benefits for continuation of Mr. Saville’s participation in the Company’s group medical, dental and hospitalization plans for a period following the Effective Date. In addition, the Company will reimburse Mr. Saville’s attorney’s fees in connection with the negotiation of the Letter Agreement. Receipt of certain separation benefits is subject to Mr. Saville’s execution and non-revocation of a release of claims against the Company and his continued compliance with certain non-competition and other obligations.
Consistent with Mr. Saville’s employment agreement, the parties must abide by mutual non-disparagement obligations, and Mr. Saville must cooperate with the Company with respect to ongoing litigation and other transition matters after his termination of employment. Additionally, Mr. Saville is bound by confidentiality, non-competition, non-solicitation and other restrictive covenants following his termination of employment.
Under law, the Letter Agreement may be revoked by Mr. Saville at any time prior to April 28, 2014.
The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by the full text of the Letter Agreement, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated by reference herein.
On April 21, 2014, MCG also entered into a consulting agreement with Mr. Saville, pursuant to which Mr. Saville will serve as a director of certain of the Company’s portfolio companies and as an officer and manager on the board of managers of Solutions Capital G.P., LLC. As compensation under the consulting agreement, MCG will pay Mr. Saville $25,000 per calendar quarter for his services. In addition, Mr. Saville is eligible for his pro rata allocation of the incentive pool available for distribution under the Solutions Capital GP, LLC Incentive Compensation Program, for which he received $50,000 for 2013. The Company will also reimburse Mr. Saville for any reasonably documented, out-of-pocket expenses relating to the performance of the services under this agreement. The consulting agreement is terminable by either party on thirty (30) days’ prior written notice.

(c)(d)(e)
Appointment of Chief Executive Officer and Class I Director
Also on April 21, 2014, the Board of Directors of the Company appointed Mr. Keith Kennedy, the Company’s President, 44, as Chief Executive Officer, a member of the Company’s Board of Directors as a Class I director and as a member of the investment and valuation committee.
Mr. Kennedy joined MCG in February 2012 as an Executive Vice President and Managing Director, served as the Company’s Chief Financial Officer and Treasurer beginning in May 2012, and became MCG’s President in March 2014. Prior to joining MCG in February 2012, Mr. Kennedy served as an Executive-in-Residence at Arlington Capital Partners from May 2011 to February 2012. From October 2009 until he joined Arlington Capital, Mr. Kennedy pursued principal investing and, during this period, worked exclusively with Jay I. Kislak and J.I. Kislak, Inc. (March to September 2010) to pursue the acquisition of various private companies. From October 2002 to September 2009, Mr. Kennedy worked at GE Capital where he was a Managing Director and invested in over 40 healthcare transactions. Prior to GE, Mr. Kennedy served as a Manager, Transaction Services, at Ernst & Young LLP. Early in his career, Mr. Kennedy served as an Officer in the U.S. Air Force. Mr. Kennedy received his M.B.A. from The College of William & Mary and Bachelor of Science with High Distinction from Indiana University. Mr. Kennedy is a Chartered Financial Analyst and Certified Public Accountant.
In connection with the commencement of his tenure as Chief Executive Officer, Mr. Kennedy’s annual base salary was increased from $450,000 to $525,000 and MCG and Mr. Kennedy executed an amendment to Mr. Kennedy’s Severance, Confidentiality and Non-Solicitation Agreement dated as of March 5, 2014, or the Severance Agreement Amendment. The Severance Agreement Amendment was executed to clarify the circumstances that would qualify as termination events for purposes of Mr. Kennedy’s severance benefits.
There is no arrangement or understanding between Mr. Kennedy and any other person pursuant to which he was appointed as Chief Executive Officer or a director of the Company, nor is there any family relationship between Mr. Kennedy and any of MCG’s directors or other executive officers. There are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which MCG is a participant, the amount involved exceeds $120,000, and in which Mr. Kennedy had, or will have, a direct or indirect material interest.
The foregoing description of the Severance Agreement Amendment is not complete and is qualified in its entirety by the full text of the Severance Agreement Amendment, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.3, and is incorporated by reference herein.
Executive Salary Increase
On April 21, 2014, the Board of Directors of the Company approved an increase in the annual base salary of Tod K. Reichert, General Counsel, Chief Compliance Officer, Corporate Secretary and Executive Vice President, from $375,000 to $425,000.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of applicable securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.
Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, MCG’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Agreement Terminating Financing Agreement between MCG Capital Corporation and Bank of America, N.A. dated April 21, 2014.
10.2	Letter Agreement between MCG Capital Corporation and B. Hagen Saville dated April 21, 2014.
10.3	Amendment No. 1 to Severance, Confidentiality and Non-Solicitation Agreement by and between MCG Capital Corporation and Keith Kennedy dated April 21, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION
Date: April 21, 2014	By: /s/ Beverly Jane Alley
Beverly Jane Alley Interim Chief Financial Officer